Exhibit 99.1
Omniture Completes Acquisition of Offermatica
The First and Only Integrated Optimization Suite Is Now Available From Omniture — The Industry’s Leading Web Analytics Provider
OREM, UT, Dec 13, 2007 (MARKET WIRE via COMTEX News Network) — Omniture, Inc. (NASDAQ: OMTR), a leading provider of online business optimization software, today announced that it has completed the acquisition of privately held Offermatica, a leading provider of on-demand testing and targeting. With the completion of the acquisition, Omniture will now be able to provide marketers with the first and only comprehensive suite of solutions for analyzing, testing and targeting their online marketing including: A/B testing, multivariate testing, segment-based targeting and one-to-one predictive targeting integrated with Web analytics.
Optimization is becoming increasingly important to marketers as they endeavor to provide the most relevant and optimized customer experiences. According to the Forrester report “Marketing Technology Adoption 2007,” Site Optimization was number one on the list for marketing technologies being used, or planning to be used by marketing executives.
The process of measuring, testing and refining is fundamental to the success of every online business. Omniture’s solution brings these capabilities into a single, unified platform. This solution not only leverages powerful Web analytics information, but it also reduces the complexity of having to implement and use point solutions from multiple vendors.
Omniture’s optimization suite now provides a full spectrum of solutions from testing to targeting. Whether it be testing a single landing page for a campaign or applying behavioral targeting for a personalized site experience, marketers will have a comprehensive tool kit for improving conversion and leveraging their entire online marketing spend — including search marketing, display ads, email and more.
“This is an important milestone for delivering an online business optimization platform and further brings together the tools that are critical to the success of every online business,” said Josh James, chief executive officer of Omniture. “It has always been our goal to empower the marketer to be able to market instead of worry about technology. That’s what bringing these solutions together does.”
With the close of the acquisition, Omniture adds approximately 70 personnel to its engineering, operations, client services, sales and marketing teams.
For more information on the Omniture Offermatica solution, visit www.omniture.com.
About Omniture
Omniture, Inc. is a leading provider of online business optimization software, enabling customers to manage and enhance online, offline and multi-channel business initiatives. Omniture’s software,

which it hosts and delivers to its customers as an on-demand subscription service, enables customers to capture, store and analyze information generated by their Web sites and other sources and to gain critical business insights into the performance and efficiency of marketing and sales initiatives and other business processes. In addition, Omniture offers a range of professional services that complement its online services, including implementation, best practices, consulting, customer support and user training through Omniture University™. Omniture’s 2,700 customers include eBay, AOL, Wal-Mart, Gannett, Microsoft, Neiman Marcus, Oracle, Countrywide Financial, General Motors, Sony and HP. www.omniture.com
Note on Forward-looking Statements
Management believes that certain statements in this release may constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, including, but not limited to, statements regarding our business strategy, the benefits of the acquisition to Omniture and its customers, particularly with respect to the potential benefits A/B and multivariate testing to customers, integration, support and marketing plans relating to Offermatica products and technologies, the expansion of our business, and our leadership in the market for on-demand online business optimization services. These statements are based on current expectations and assumptions regarding future events and business performance and involve certain risks and uncertainties that could cause actual results to differ materially, including but not limited to, risks associated with disruption to our business as a result of the acquisition, the potential that Omniture or its customers may not realize the benefits Omniture currently expects from its recent acquisitions, risks inherent in the integration and combination of complex products and technologies, our ability to continue to provide customer support to users of Offermatica products and services, our ability to continue to attract new customers and sell additional services to our existing customers, the continued adoption by customers of our SiteCatalyst service and other product and service offerings, including the Offermatica offerings, the significant capital requirements of our business model that make it more difficult to achieve positive cash flow and profitability if we continue to grow rapidly, our ability to develop or acquire new services, risks associated with our acquisition strategy and disruptions in our business and operations as a result of acquisitions, risks associated with the operation of our business or our industry generally, including risks associated with changes in the demand for our services, possible fluctuations in our operating results and rate of growth, the continued growth of the market for on-demand, online business optimization services, changes in the competitive dynamics of our markets, the inaccurate assessment of changes in our markets, errors, interruptions or delays in our services or other performance problems with our services, our ability to hire, retain and motivate our employees and manage our growth, our ability to effectively expand our sales and marketing capabilities, our ability to develop and maintain strategic relationships with third parties with respect to either technology integration or channel development, our ability to expand the sales of our services to customers located outside the United States, our ability to implement and maintain proper and effective internal controls, the adoption of laws or regulations, or interpretations of existing law, that could limit our ability to collect and use Internet user information, and the blocking or erasing of “cookies”; and other risks as identified in Omniture’s quarterly report on Form 10-Q for the period ended September 30, 2007, and from time to time in other reports filed by Omniture with the U.S. Securities Exchange Commission. These reports are available on the Investor Relations section of our Web site at http://www.omtr.com . Omniture undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.
Copyright (c) 2007 Omniture, Inc. All rights reserved. Omniture and the Omniture logo are registered trademarks of Omniture, Inc., and Omniture owns other registered and unregistered trademarks. Other names used herein may be trademarks of their respective owners.